Exhibit 5.1

Our ref:	AMCK/MY/1083356/0003/S694780v5

28 August 2025

Sea Forrest International Ltd.

c/o CO Services Cayman Limited

P.O. Box 10008, Willow House

Cricket Square

Grand Cayman

KY1-1001, Cayman Islands.

Dear Sirs

Sea Forrest International Ltd. (the “Company”)

We have acted as Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on Form F-1 (the “Registration Statement”) provided to us as filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended (the “Securities Act”) in relation to (i) an offering by the Company of up to 3,750,000 Class A ordinary shares of par value US$0.0001 per share in the capital of the Company (each an “Class A Ordinary Share” and the “Class A Ordinary Shares”), and (ii) up to 562,500 Class A Ordinary Shares which may be issued upon exercise of an over-allotment option granted to the underwriters (together, the “Shares”).

This Opinion is given only on the laws of the Cayman Islands in force at the date hereof and is based solely on matters of fact known to us at the date hereof. We have not investigated the laws or regulations of any jurisdiction other than the Cayman Islands. We express no opinion as to matters of fact or, unless expressly stated otherwise, the commercial terms of, or veracity of any representations or warranties given in or in connection with any of the documents set out in Section 2.

In giving this Opinion we have reviewed originals, copies, drafts, and certified copies of the documents set out in Section 2. This Opinion is given on the basis that the assumptions set out in Section 3 (which we have not independently investigated or verified) are true, complete and accurate in all respects. In addition, this Opinion is subject to the qualifications set out in Section 4.

Carey Olsen Singapore LLP (Registration No. T15LL1127K) is a limited liability partnership registered in Singapore under the Limited Liability Partnerships Act (Chapter 163A)

1.	Opinions

1.1	The Company has been duly incorporated as an exempted company with limited liability under the Companies Act (as revised) of the Cayman Islands (the “Companies Act”), is validly existing and was, at the date of the Certificate of Good Standing, in good standing with the Registrar of Companies of the Cayman Islands (the “Registrar”).

1.2	Based on our review of the Memorandum and Articles (defined below), the authorised share capital is US$50,000 divided into 500,000,000 shares consisting of 490,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and 10,000,000 Class B Ordinary Shares of a par value of US$0.0001 each.

1.3	Upon the due issuance of the Shares pursuant to the Registration Statement and relevant Issuance Documents (as defined below) and duly recorded in the Company’s register of members, and payment of the consideration therefor (being not less than the par value of the Shares), such Shares will be validly issued, fully paid and non-assessable.

1.4	The statements under the heading “Cayman Islands Taxation” in the prospectus forming part of the Registration Statement are accurate in so far as such statements are summaries of or relate to Cayman Islands law, and such statements constitute our opinion.

2.	Documents Reviewed

The documents listed in this Section 2 are the only documents and/or records we have examined and relied upon and the only searches and enquiries we have carried out for the purposes of this Opinion.

2.1	The certificate of incorporation of the Company dated 27 July 2023, the amended and restated memorandum and articles of association of the Company as adopted by a special resolution passed on 30 November 2023 (the “Memorandum and Articles”), the Register of Members (the “Register of Members”), Register of Directors and Register of Mortgages and Charges, in each case, of the Company, copies of which have reviewed electronically on 24 March 2025 (together the “Company Records”).

2.2	A certificate of good standing relating to the Company issued by the Registrar dated 28 August 2025 (the “Certificate of Good Standing”).

2.3	The Cayman Online Registry Information System (CORIS), the Cayman Islands’ General Registry’s online database, searched in respect of the Company on 28 August 2025.

2.4	The Registration Statement (which term does not include any other document or agreement, whether or not specifically referred to therein or attached as an exhibit or schedule thereto) file or to be filed with United States Securities and Exchange Commission on or around 29 August 2025.

2.5	The preliminary prospectus contained in the Registration Statement (the “Prospectus”).

2.6	The signed written resolutions of the board of directors of the Company dated 28 August 2025, and a signed confirmation certificate to us from the Company provided on 28 August 2025.

2.7	A draft copy of the underwriting agreement between the Company and the party named therein as exhibited to the Registration Statement.

3.	Assumptions

We have assumed: (a) the authenticity, accuracy and completeness of all documents supplied to us, whether as originals or copies and of all factual representations expressed in or implied by the documents we have examined; (b) that where we have been provided with a document in executed form or with only the signature page of an executed document, that such executed document does not differ from the latest draft version of the document provided to us and, where a document has been reviewed by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen; (c) all signatures, initials and seals are genuine; (d) the Memorandum and Articles remain in full force and effect and are unamended; (e) the Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded; (f) the Resolutions remain in full force and effect and have not been amended, modified, supplemented, revoked, rescinded or terminated in any way, and any minutes are a true and correct record of the proceedings of the relevant meeting, which was duly convened and held and at which a quorum was present throughout in the manner prescribed in the Memorandum and Articles; (g) that the applicable definitive purchase, underwriting, option, warrant, agency or similar agreements in respect of such issuance (the “Issuance Documents”) will be duly executed and delivered by or on behalf of the Company and all other parties thereto; (h) the full power (including both capacity and authority), legal right and good standing of each of the parties (other than the Company as a matter of Cayman law) to the Issuance Documents to execute, date, unconditionally deliver and perform their obligations under the Issuance Documents; (i) that the applicable Issuance Documents relating to any Class A Ordinary Shares to be offered and sold will constitute legal, valid and binding obligations, enforceable in accordance with their terms of each of the parties in accordance with all applicable law (other than the Company as a matter of Cayman law); (j) there are no agreements, documents or arrangements (other than the documents expressly referred to in this Opinion as having been examined by us) which materially affect, amend or vary the transactions contemplated by the Registration Statement, the Prospectus or the Issuance Documents; (k) that the issuance and sale of and payment for the Class A Ordinary Shares, or exercise of options in respect of the Class A Ordinary Shares, will be in accordance with the applicable Issuance Documents and the Registration Statement (including the Prospectus set forth therein and any applicable supplement thereto); (l) that no party is aware of any improper purpose for the issue of the Class A Ordinary Shares and the directors have acted in accordance with their fiduciary duties; (m) no law or regulation of any jurisdiction other than the Cayman Islands qualifies or affects this Opinion; (n) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the United States Securities and Exchange Commission, (o) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this Opinion, (p) there is no contractual or other obligation, prohibition or restriction (other than arising by operation of the laws of the Cayman Islands or as set out in the Memorandum and Articles, which are the subject of your Opinion) which may limit the Company’s ability to enter into the Issuance Documents, Prospectus, the Registration Statement or the transactions contemplated thereby (including the issuance of shares, options and/or warrants, (q) there is no document or other information or matter that has not been provided or disclosed to which could affect the accuracy of the Opinion; and (r) no monies paid to or for the account of any party in connection with the issuance of Shares and Registration Statement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act and the Terrorism Act of the Cayman Islands.

4.	Qualifications

This Opinion is subject to the following qualifications:

4.1	In this opinion the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the Memorandum and Articles, to the contrary, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4.2	The register of members of a Cayman Islands company provides prima facie evidence of the legal ownership of registered shares in a company. No purported creation or transfer of legal title to Class A Ordinary Shares is effective until the register of members is updated accordingly. However, an entry in the register of members may be subject to rectification (for example, in the case of fraud or manifest error).

4.3	Any issue of Class A Ordinary Shares that takes place after the commencement of the winding up of the Company is void unless consented to by the liquidator (in the case of a voluntary winding up of the Company) or the courts of the Cayman Islands (in the case of a court-supervised winding up of the Company).

4.4	In good standing means only that as of the date of the Certificate of Good Standing the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar.

This Opinion (and any obligations arising out of or in connection with it) is given on the basis that it shall be governed by and construed in accordance with the current law and practice in the Cayman Islands. By relying on the opinions set out in this Opinion the addressee(s) hereby irrevocably agree(s) that the courts of the Cayman Islands are to have exclusive jurisdiction to settle any disputes which may arise in connection with this Opinion.

We are furnishing this Opinion as exhibit 5.1, 8.1 and 23.2 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Carey Olsen Singapore LLP
Carey Olsen Singapore LLP